Exhibit 1

EXECUTION COPY

AGL CAPITAL CORPORATION

(a Nevada corporation)

AGL RESOURCES INC.

(a Georgia corporation)

$175,000,000

SENIOR NOTES DUE 2016

UNDERWRITING AGREEMENT

Dated: June 27, 2006

Table of Contents

UNDERWRITING AGREEMENT

SCHEDULES

Schedule A - List of Underwriters
Schedule B - List of Issuer Free Writing Prospectuses Included in Time of Sale Information
Schedule C - Pricing Information
Schedule D - Form of Final Term Sheet

AGL CAPITAL CORPORATION

(a Nevada corporation)

$175,000,000

SENIOR NOTES DUE 2016

UNDERWRITING AGREEMENT

June 27, 2006

J.P. MORGAN SECURITIES INC.

as Representative of the several Underwriters

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

AGL Capital Corporation, a Nevada corporation (the “Company”), and AGL Resources Inc., a Georgia corporation (the “Guarantor”), each confirm their agreement with J.P. Morgan Securities Inc. (“JPMorgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom JPMorgan is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $175,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2016 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to an indenture dated as of February 20, 2001 (the “Indenture”) between the Company, the Guarantor and The Bank of New York, as trustee (the “Trustee”).

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (No. 333-119921), including a base prospectus (the “Base Prospectus”), covering the registration of, among other things, debt securities of the Company guaranteed by the Guarantor. Such registration statement, including any pre-effective amendments thereto, and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called a “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” includes any such Rule 462(b) Registration Statement. The Base Prospectus, together with the preliminary prospectus supplement dated June 27, 2006 relating to the Securities and as used prior to the filing of the Prospectus (as defined herein), is referred to herein as the “Preliminary Prospectus.” The Base Prospectus, together with the final prospectus supplement relating to the Securities as first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated by reference in the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus relating to the Securities, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Company and the Guarantor had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated June 27, 2006 and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto.

1.	Representations and Warranties

The Company and the Guarantor jointly and severally represent and warrant to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(a)  Registration Statement and Prospectus

            The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities have been initiated or, to the knowledge of the Company or the Guarantor, are threatened by the Commission. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the Closing Time as to the Prospectus as amended or supplemented in relation to the applicable Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus as amended or supplemented.

(b)  Time of Sale Information

The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)  Issuer Free Writing Prospectuses

            Other than the Preliminary Prospectus and the Prospectus, the Company and the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (each such communication by the Company or the Guarantor or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto and other written communications approved in writing in advance by the Representative; and each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been filed in accordance with the Securities Act (if required thereby) and does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)  Incorporated Documents

The documents incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information, the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in the Time of Sale Information or the Prospectus as amended or supplemented.

(e)  Financial Statements

The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly the information shown thereby.

(f)  No Material Adverse Change in Business

Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise, and (iii)  except for regular dividends on the common stock of the Guarantor (the “Common Stock”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.

(g)  Good Standing of the Company and the Guarantor

Each of the Company and the Guarantor has been duly organized and is validly existing as corporations in good standing under the laws of their respective states of incorporation and have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform their obligations under this Agreement; and the Company and the Guarantor are each duly qualified as a foreign corporation to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h)  Good Standing of Subsidiaries

Each of Atlanta Gas Light Company, Chattanooga Gas Company, Virginia Natural Gas Inc., Sequent Energy Management, L.P. and Pivotal Utility Holdings, Inc. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i)  Capitalization

The Guarantor has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.” The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable; and there are no authorized or outstanding options, warrants or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Guarantor except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)  Authorization of Agreement

. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

    (k)  Authorization of the Indenture

The Indenture has been duly authorized by the Company and the Guarantor and duly qualified under the Trust Indenture Act and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(l)  Authorization of the Notes

The Notes have been duly authorized and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefore as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

              (m)  Authorization of the Guarantee

The Guarantee has been duly authorized by the Guarantor and when duly executed, issued and delivered as provided for in the Indenture, will constitute the valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(n)  Absence of Defaults and Conflicts

            Neither the Company, the Guarantor nor any Subsidiary is in violation of its articles of incorporation or by-laws or in default, and no event has occurred that with notice or lapse of time or both would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company, the Guarantor or any Subsidiary is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect or in violation of any applicable statute, law, rule, regulation or judicial or administrative decree, writ, judgment or order, except for such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Guarantor with their obligations hereunder and under the Indenture and the Securities does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company, the Guarantor or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any Subsidiary.

(o)  Absence of Further Requirements

            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Guarantor of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company and the Guarantor, except such as have been already obtained or as may be required under the Securities Act, the Trust Indenture Act or state securities laws.

(p)  Environmental Laws

Except (i) as described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) as would not, singly or in the aggregate, result in a Material Adverse Effect, (1) neither the Guarantor nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (2) the Guarantor and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements.

(q)  Legal Proceedings

            Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Guarantor or any of its subsidiaries is or may be a party or to which any property of the Guarantor or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Guarantor or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Guarantor, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so described.

(r)  Accounting Controls

            The Guarantor and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(s)  Sarbanes-Oxley Act

The Guarantor, and to the knowledge of the Guarantor, the Guarantor’s directors and officers, in their capacities as such, are and have been in material compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications, except for filings by the Guarantor’s then-principal executive officer and then-principal financial officer of deficient Section 302 certifications, which deficiencies subsequently were remedied through corrective filings.

(t)  Status under the Securities Act

The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

2.	Sale and Delivery to Underwriters; Closing

(a)  Securities

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantor, at the price set forth in Schedule C hereto, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)  Payment

            Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Guarantor, or at such other place as shall be agreed upon by the Representative and the Guarantor, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Guarantor (such time and date of payment and delivery being herein called “Closing Time”).

    Payment shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. JPMorgan, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Company and the Guarantor understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)  Denominations; Registration

Certificates for the Securities shall be in such denominations as JPMorgan shall request ($1,000 or integral multiples thereof) and registered in the name of The Depository Trust Company’s nominee.

                (d)  Relationship among Company, Guarantor and Underwriters

        The Company and the Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Guarantor or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantor.

3.	Agreements of the Company and the Guarantor

. The Company and the Guarantor agree with each Underwriter as follows:

(a)  Required Filings

The Company and the Guarantor will prepare the Prospectus as amended or supplemented in relation to the applicable Securities in a form approved by the Representative and will file such Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus if required by Rule 433 under the Securities Act, will file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of such Securities, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)  Delivery of Copies

The Company and the Guarantor have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company and the Guarantor have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the Securities Act. The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(c)  Issuer Free Writing Prospectuses; Amendments or Supplements

Before making, using, preparing, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company and the Guarantor will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, use, prepare, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)  Notice to the Representative

The Company and the Guarantor will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission for any additional information; (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for such purposes; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities; and if any such order is issued or the Company or the Guarantor receives notice suspending the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities, the Company and the Guarantor will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)  Ongoing Compliance

 (i) The Company and the Guarantor will comply with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities (1) any event shall occur or condition shall exist as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (2) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request and (ii) if at any time prior to the Closing Time (1) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances, not misleading or (2) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)  Blue Sky Qualifications

The Company and the Guarantor will cooperate with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect as long as may be required for distribution of the Securities by the Underwriters, but not more than one year from the date of the Prospectus; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company and the Guarantor will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representative may request.

(g)  Clear Market

During the period from the date hereof through and including the Closing Time, the Company and the Guarantor will not, without the prior written consent of each of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a term of more than one year.

(h)  Rule 158

The Guarantor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i)  Use of Proceeds

. The Company and the Guarantor will use the net proceeds received from the sale of the Securities in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under “Use of Proceeds.”

(j)  Record Retention

The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4.	Agreements of the Underwriters

Each Underwriter hereby agrees with the Company and the Guarantor as follows:

(a)  Use of Free Writing Prospectuses

It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus (which term includes use of any written information furnished to the Commission by the Company or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Guarantor) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule B or prepared pursuant to Section 1(c) or Section 3(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company and the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)  Distribution of Free Writing Prospectuses

It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)  Final Term Sheet

It has not and will not, without the prior written consent of the Company and the Guarantor, use any free writing prospectus that contains the final terms of the Notes unless such terms have previously been included in a free writing prospectus filed with the Commission; provided, however, that the Underwriters may use a term sheet substantially in the form of Schedule D hereto without the consent of the Company and the Guarantor.

(d)  Record Retention

It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(e)  No Proceeding under Section 8A

It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer).

5.	Payment of Expenses

(a)  Expenses

     The Company and the Guarantor will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors, (v) up to $5,000 of fees and expenses related to the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, (viii) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Securities and (ix) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Guarantor, travel and lodging expenses of officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show.

(b)  Termination of Agreement

If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company and the Guarantor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

6.	Conditions of Underwriters’ Obligations

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company or the Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:

(a)  No Stop Order

At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities shall have been initiated or, to the knowledge of the Company or the Guarantor, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b), and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 433 under the Securities Act.

(b)  Opinions of Counsel for the Company and the Guarantor

.

(i) At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Woodburn and Wedge, counsel for the Company, in form and substance satisfactory to the Representative and counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the Underwriters, to the effect that:

(aa)
The Company is a corporation validly existing and in good standing as a business corporation under the laws of the State of Nevada with requisite corporate power to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

(bb)	The Indenture has been duly authorized by the Company, has been executed by the Company and has been delivered by the Company.

(cc)	The Notes have been duly authorized by the Company, have been executed by the Company and, when received by the Trustee, will be delivered by the Company.

(dd)	The Agreement has been duly authorized by the Company, has been executed by the Company and has been delivered by the Company.

(ee)
No approval, authorization or consent is required by any governmental authority of the State of Nevada for the issuance by the Company of up to $175,000,000 in aggregate principal amount of the Notes, except with respect to applicable state securities or “blue sky” laws, as to which such counsel need express no opinion.

(ff)
The execution and delivery by the Company of the Agreement, the Indenture and the Notes do not, and if the Company were now to perform its obligations under the Agreement, the Indenture and the Notes such performance would not, result in any: (i) violation of the Company's Articles of Incorporation or Bylaws; (ii) violation of any existing State of Nevada statute, regulation, rule or law to which the Company is subject; or (iii) violation of any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel, the Company is subject.

(ii) At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Alston & Bird LLP, counsel for the Guarantor and the Company, in form and substance satisfactory to the Representative and counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters, to the effect that:

(aa)
The Guarantor is a corporation validly existing and in good standing as a corporation under the laws of the State of Georgia with requisite corporate power to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

(bb)
The Guarantor is qualified to do business as a foreign corporation in all jurisdictions where it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material and adverse effect on the Guarantor.

(cc)
The Guarantee and the Notes conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of the Senior Notes.”

(dd)
The Indenture has been duly authorized by the Guarantor, has been executed and delivered by the Guarantor and is enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act.

(ee)
The Notes are enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ff)
The Guarantee has been duly authorized by the Guarantor, has been executed and delivered by the Guarantor and is enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(gg)	The Agreement has been duly authorized by the Guarantor, has been executed by the Guarantor and has been delivered by the Guarantor.

(hh)
The Registration Statement has become effective under the Securities Act. The Prospectus, including any supplements thereto, has been filed with the Commission pursuant to Rule 424(b) under the Securities Act and each Issuer Free Writing Prospectus has been filed with the Commission if required by Rule 433 under the Securities Act within the applicable time period prescribed for such filings by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities have been initiated or threatened by the Commission. The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and related schedules and the other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to have complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

(ii)
All approvals, authorizations or consents required by any governmental authority of the United States or the State of Georgia for the Guarantee by the Guarantor of up to $175,000,000 in aggregate principal amount of the Notes by the Guarantor have been obtained. No other consent, approval, authorization or order of any court is required for the issuance of the Guarantee, except as has been obtained under the Securities Act and except with respect to applicable state securities or “blue sky” laws, as to which such counsel need express no opinion.

(jj)
The execution and delivery by the Guarantor of the Agreement, the Indenture and the Guarantee do not, and if the Guarantor were now to perform its obligations under the Agreement, the Indenture and the Guarantee such performance would not, result in any: (i) violation of the Guarantor’s Articles of Incorporation or Bylaws; (ii) violation of any existing federal or State of Georgia statute, regulation, rule or law to which the Guarantor is subject; (iii) violation of any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel, the Guarantor is subject; or (iv) violation of any of the agreements listed as Exhibits 10.2 through 10.5 and 10.9 to the Guarantor’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005.

(kk)
To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Guarantor of a character required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which is not disclosed as required.

(ll)
To the knowledge of such counsel, there is no material contract or other document of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as an exhibit which is not described or filed as required.

(mm)	Neither the Company nor the Guarantor is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Such counsel shall also state that such counsel has conducted no independent investigation or verification and, without assumption of any responsibility for the factual accuracy or completeness of the Registration Statement, the Time of Sale Information or the Prospectus, that nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the Registration Statement at the time of effectiveness but excluding the financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, or that the Time of Sale Information (excluding the financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view) as of the Time of Sale and the Prospectus (excluding the financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view) as of its date and as of the Closing Time included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c)  Opinion of Counsel for the Underwriters

At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor and its subsidiaries and certificates of public officials.

(d)  Company Officers’ Certificate

At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated in the Time of Sale Information and the Prospectus, and the Representative shall have received a certificate of the President or any Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties regarding the Company in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv)  no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities have been initiated or, to the knowledge of the Company, have been threatened by the Commission.

(e)  Guarantor’s Officers’ Certificate

            At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated in the Prospectus, and the Representative shall have received a certificate of the President or any Vice President of the Guarantor and of the chief financial or chief accounting officer of the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties regarding the Guarantor in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Guarantor or related to the offering of the Securities have been initiated or, to the knowledge of the Guarantor, have been threatened by the Commission.

(f)  Accountants’ Comfort Letter

On the date of this Agreement and at the Closing Time, Pricewaterhouse Coopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

               (g)  Maintenance of Rating

. At the Closing Time, the Securities shall be rated at least Baa1 by Moody’s Investor’s Service Inc. (“Moody’s”) and BBB+ by Standard & Poor’s Ratings Group (“Standard & Poor’s”), a division of McGraw-Hill, Inc.; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s or the Guarantor’s other debt securities by Moody’s or Standard & Poor’s, and neither organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s or the Guarantor’s other debt securities.

(h)  Additional Documents

At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in writing in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(i)  Termination of Agreement

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantor in writing at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

7.	Indemnification

.

(a)  Indemnification of Underwriters

. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, officers and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

(iii)   against any and all reasonable expense as incurred (including the fees and disbursements of counsel chosen by the Representative), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter expressly for use in the Registration Statement, in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus as amended or supplemented or in any statement in or omission from the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Indenture.

(b)  Indemnification of Company, Guarantor Directors and Officers

Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus as amended or supplemented or in any statement in or omission therefrom in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter expressly for use in the Registration Statement, in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus as amended or supplemented.

(c)  Actions against Parties; Notification

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company or the Guarantor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8.	Contribution

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Guarantor. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

9.	Representations, Warranties and Agreements to Survive Delivery

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Guarantor or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of the Securities to the Underwriters.

10.	Termination of Agreement

.

(a)  Termination

This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if prior to such time (i) the Company or the Guarantor shall have failed, refused or been unable, at or prior to the Closing Time, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled (other than by reason of a default by any of the Underwriters), (iii) trading of any securities issued or guaranteed by the Company or the Guarantor has been suspended, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or minimum or maximum prices shall have been fixed, or minimum or maximum ranges for prices for securities have been required by either of such exchanges or such market, by the Commission or by such other exchange or regulatory authority or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York or Georgia state authorities, or (v) there shall have occurred any material adverse change in general economic, political or financial conditions in the United States, or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Securities.

(b)  Liabilities

If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

11.	Default by One or More of the Underwriters

If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)  if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.	Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities Inc. at 270 Park Avenue, New York, New York 10017, attention of High Grade Syndicate Desk, 8th Floor - fax: 212-834-6081 (with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, attention of Jeremiah L. Thomas III); and notices to the Company or the Guarantor shall be directed to AGL Resources Inc., Ten Peachtree Place, Atlanta, GA 30309, attention of Andrew W. Evans (with a copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, attention of M. Hill Jeffries).

13.	Certain Defined Terms

For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.	Parties

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.	Governing Law and Time

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

16.	Effect of Headings

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

17.	Counterparts

This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Guarantor in accordance with its terms.

Very truly yours,

AGL CAPITAL CORPORATION

By:  /s/ Paul R. Shlanta
Name: Paul R. Shlanta
Title: President

AGL RESOURCES INC.

By:  /s/ Brett Stovern
Name: Brett Stovern
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

J.P. Morgan Securities Inc.
Acting for itself and the several Underwriters named in Schedule A hereto.

J.P. MORGAN SECURITIES INC.

By: /s/ Steven L. Sheiner
Name: Steven L. Sheiner
Title: Vice President

Schedule A

Name of Underwriter	Principal Amount of Securities

Calyon Securities (USA) Inc..	$47,250,000
J.P. Morgan Securities Inc	$47,250,000
Greenwich Capital Markets, Inc.	$47,250,000
Lazard Capital Markets LLC	$16,625,000
SunTrust Capital Markets, Inc.	$16,625,000
Total	$175,000,000

Schedule B

•	Pricing term sheet, dated June 27, 2006, relating to the 2016 Notes, as filed pursuant to Rule 433 under the Securities Act.

Schedule C

Certain Terms of the Securities:

Title of Securities: 6.375% Senior Notes due 2016 and related Guarantee

Aggregate Principal Amount of Securities: $175,000,000

Purchase Price: 99.206% of the principal amount of the Securities

Maturity Date: July 15, 2016

Interest Rate: 6.375%

Interest Payment Dates: January 15 and July 15, commencing January 15, 2007

Record Dates: January 1 and July 1

Redemption Provisions: As set forth in the Prospectus Supplement dated June 27, 2006

Other Provisions:

Schedule D

Form of Pricing Term Sheet for 2016 Notes

Issuer:	AGL Capital Corporation
Guarantor:	AGL Resources Inc.
Ratings:	Baa1/BBB+/A-
Security Type:	Senior Note
Size:	$175,000,000
Maturity:	July 15, 2016
Coupon:	6.375%
Price to Public:	99.856% of principal amount
Benchmark Treasury: Benchmark Treasury Yield: Spread to Benchmark Treasury: Yield to Maturity: Trade Date:	UST 5.125% due May 15, 2016 5.214% +118bp 6.394% June 27, 2006
Interest Payment Dates:	January 15 and July 15, commencing January 15, 2007
Make Whole Redemption:	T+ 20 basis points
Settlement:	June 30, 2006 (T+3)
Book-Running Managers:	Calyon Securities (USA) Inc. J.P. Morgan Securities Inc. Greenwich Capital Markets, Inc.
Co-Managers:	Lazard Capital Markets LLC SunTrust Capital Markets, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. at 1-212-834-4533 (collect).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.